Exhibit 21 to Annual Report
on Form 10-K
for Fiscal Year Ended June 30, 2023
by Parker-Hannifin Corporation

Listed below are the significant subsidiaries of the Company and their jurisdictions of organization. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. All of the following subsidiaries are either directly or indirectly wholly-owned by the Company.

Name of Subsidiary	State/Country of Organization
UNITED STATES
Meggitt Safety Systems, Inc.	California
Meggitt (North Hollywood), Inc.	California
Pacific Scientific Company	California
NASCO Aircraft Brake, Inc.	California
Winco Enterprises Inc.	California
Parker-Hannifin International Corp.	Delaware
Parker Intangibles LLC	Delaware
Meggitt-USA, Inc.	Delaware
Baldwin Filters, Inc.	Delaware
LORD Technol, Inc.	Delaware
Meggitt Aircraft Braking Systems Corporation	Delaware
Meggitt (Rockmart), Inc.	Delaware
Meggitt Holdings (USA) Inc.	Delaware
Parker-Seahawk Acquisitions, LLC	Delaware
Meggitt Aircraft Braking Systems Kentucky Corporation	Delaware
Meggitt (Troy), Inc.	Delaware
Purolator Facet, Inc.	Delaware
Parker Italy (PH Espana Holding) LLC	Delaware
Parker Hannifin Filtration (Houston), LLC	Delaware
Meggitt (Orange County), Inc.	Delaware
Whittaker Corporation	Delaware
OECO, LLC	Delaware
Parker Royalty Partnership	Ohio
Total Filtration Services, Inc.	Ohio
PG Square LLC	Ohio
LORD Corporation	Pennsylvania
Mexico Perry Equipment, L.L.C.	Texas
Exotic Metals Forming Company LLC	Washington

INTERNATIONAL
Parker Hannifin Australia Holding Pty Limited	Australia
Parker Hannifin (Australia) Pty. Limited	Australia
Parker Hannifin Manufacturing Holding Belgium SRL	Belgium
Parker Hannifin Partner I GP	Bermuda
Parker Hannifin Partner II GP	Bermuda
Parker Hannifin Indústria e Comércio Ltda.	Brazil
LORD Industrial Ltda.	Brazil
Parker Hannifin Canada	Canada
Parker Hannifin Motion & Control (Shanghai) Co. Ltd. (派克汉尼汾流体传动产品（上海）有限公司)	China

Name of Subsidiary	State/Country of Organization
LORD International Trading (Shanghai) Co., Ltd.	China
LORD Chemical (Shanghai) Co., Ltd.	China
Meggitt (Xiamen) Sensors & Controls Co Ltd	China
Weifang Parker Hannifin Filtration Products and Systems Co., Ltd. 潍坊派克汉尼汾过滤系统有限公司	China
Parker Hannifin Hydraulics (Shanghai) Co., Ltd. 派克汉尼汾工业液压技术（上海）有限公司	China
Parker Hannifin Motion & Control (Wuxi) Company Ltd (派克汉尼汾动力传动产品（无锡）有限公司)	China
Parker Hannifin Hydraulics (Tianjin) Co., Ltd (派克汉尼汾液压(天津)有限公司)	China
Parker Hannifin Fluid Power Systems & Components (Shanghai) Co., Ltd. (派克汉尼汾液压系统（上海）有限公司)	China
Parker Hannifin Manufacturing Holding Czech Republic s.r.o.	Czech Republic
Parker Hannifin Industrial s.r.o.	Czech Republic
Parker-Hannifin s.r.o.	Czech Republic
Parker Hannifin Manufacturing Finland Oy	Finland
Parker Hannifin Manufacturing France SAS	France
Parker Hannifin France SAS	France
Artus S.A.S.	France
Parker Hannifin France Holding SAS	France
Meggitt Holdings (France) SAS	France
Parker Hannifin GmbH	Germany
Parker Hannifin Holding GmbH	Germany
Parker Hannifin Manufacturing Germany GmbH & Co. KG	Germany
Parker Hannifin Switzerland Holdings Limited	Gibraltar
Parker Hannifin (Gibraltar) Acquisitions Limited	Gibraltar
Parker Hannifin Hong Kong, Ltd.	Hong Kong
LORD Asia International Limited	Hong Kong
Parker International Capital Management Hungary Limited Liability Company	Hungary
Parker Hannifin India Private Ltd.	India
LORD India Private Limited	India
Parker Hannifin Manufacturing (Ireland) Limited	Ireland
Parker Hannifin Italy S.R.L.	Italy
Parker Hannifin Manufacturing srl	Italy
Taiyo, Ltd.	Japan
Parker Hannifin Japan Ltd.	Japan
Parker Korea Ltd.	Korea, Republic of
Parker Hannifin Connectors Ltd.	Korea, Republic of
Lord Korea, Ltd.	Korea, Republic of
Parker Hannifin Global Capital Management S.a.r.l	Luxembourg
Parker Hannifin Holding EMEA S.a.r.l.	Luxembourg
Parker Hannifin Luxembourg Investments 1 S.a.r.l.	Luxembourg
Parker Hannifin Luxembourg Finance S.à r.l.	Luxembourg
Parker Hannifin Lux FinCo S.a.r.l.	Luxembourg
Parker Hannifin Luxembourg Acquisitions S.a.r.l.	Luxembourg
Parker Hannifin Filtration Systems Sdn.Bhd.	Malaysia
Parker Hannifin de Mexico, S.A. de C.V.	Mexico
Parker Industrial, S. de R.L. de C.V.	Mexico
Parker Hannifin Holding, S. de R.L. de C.V.	Mexico

Name of Subsidiary	State/Country of Organization
Parker Hannifin Netherlands Holdings B.V.	Netherlands
Lord Holdings (Asia) B.V.	Netherlands
Parker Hannifin Netherlands Holdings 2 B.V.	Netherlands
Parker Hannifin (Clarcor Filtration) Holding B.V.	Netherlands
Parker Hannifin B.V.	Netherlands
LORD Europe B.V.	Netherlands
Parker Hannifin Manufacturing Netherlands B.V.	Netherlands
Parker Hannifin (Norway) Holdings AS	Norway
Parker Hannifin Singapore Private Limited	Singapore
Parker Hannifin Cartera Industrial S.L.	Spain
Parker Hannifin Industries and Assets Holding S.L.	Spain
Parker Hannifin Italy srl Sucursal en Espana	Spain
Parker Hannifin Aktiebolag	Sweden
Parker Hannifin Sweden Holding Co AB	Sweden
Parker Hannifin Manufacturing Sweden AB	Sweden
Meggitt SA	Switzerland
PH Swiss Investments Sàrl	Switzerland
Parker Hannifin EMEA S.a. r.l.	Switzerland
Parker Hannifin La Tuilière Sàrl	Switzerland
LORD Suisse Sarl	Switzerland
LORD (Thailand) Ltd.	Thailand
Meggitt International Limited	United Kingdom
Meggitt Finance Limited	United Kingdom
Meggitt Aerospace Limited	United Kingdom
Parker Hannifin (Holdings) Limited	United Kingdom
Parker Hannifin Manufacturing Limited	United Kingdom
Parker Hannifin Limited	United Kingdom
Meggitt (UK) Limited	United Kingdom
Meggitt International Holdings Limited	United Kingdom
Meggitt Limited	United Kingdom
Meggitt Properties Limited	United Kingdom
Dunlop Aerospace Holdings Limited	United Kingdom
Meggitt Aerospace Holdings Limited	United Kingdom
Dunlop Aerospace Group Limited	United Kingdom
Meggitt Acquisition Limited	United Kingdom
Dunlop Limited	United Kingdom
Dunlop Holdings Limited	United Kingdom
Parker Hannifin (GB) Limited	United Kingdom
Domnick Hunter Group Limited	United Kingdom
Alenco (Holdings) Limited	United Kingdom
Dunlop Aerospace Overseas Limited	United Kingdom
Altair (UK) Limited	United Kingdom
Parker Hannifin Industries Limited	United Kingdom
Cavehurst Limited	United Kingdom
Olaer Group Limited	United Kingdom
Meggitt Advanced Composites Limited	United Kingdom
Parker Hannifin Manufacturing (UK) Limited	United Kingdom

Name of Subsidiary	State/Country of Organization
SSD Drives Limited	United Kingdom
Commercial Intertech Holdings Limited	United Kingdom
President Engineering Group Limited	United Kingdom
Meggitt (Vietnam) Co., Ltd	Vietnam